M-Wave, Inc. Announces
Key Changes in Agreements & Surplus Asset Sales

WEST CHICAGO, IL--(MARKET WIRE)— October 26, 2005 -- M-Wave, Inc. (NasdaqSC:MWAV - News), a provider of procurement services and a virtual manufacturer and distributor of printed circuit boards, custom electronic components and direct broadcasting satellite parts sourced domestically and from Asia, announced today it had reached a mutual agreement with American Standard Circuits (ASC) of Franklin Park, Illinois to end the firms’ Strategic Operating Agreement previously signed in early 2004.

The Agreement ends fixed minimum payments made by the Company of approximately $56,000 per month, while transferring M-Wave’s RF customers to ASC, which will focus on manufacturing printed circuit boards to that market sector, while M-Wave pursues the expansion of its international sourcing business to mid-market OEM’s and contract manufacturers.

M-Wave will refocus its efforts in building and diversifying its U.S. - Asian procurement business that was expanded in 2005 beyond printed circuit boards into customized electronic components that bridge the gap between the products that wholesale distributors offer and the products that smaller and midsize OEM’s and contractors demand from Asia to remain competitive domestically on finished products. Examples of these components include sub-assembly, box building of housings, plastic and metal extrusions, wire harnesses, metal products, packaging, and a host of other products utilized by midsize companies where sourcing is of a custom or product specific basis.

The Company also announced that it had sold its prior manufacturing facility in Bensenville, Illinois for approximately $457,000 to an unnamed end-user and the proceeds were utilized to repay debt and supplement working capital.

Contact:

Contact:

Investor contact:

Aurelius Consulting Group:

Dave Gentry

407/644-4256

dave@aurcg.com

http://www.runonideas.com/

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave’s Electro-Mechanical Group division (EMG) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers. M-Wave’s DBS division, d/b/a JVI Technologies, is a virtual manufacturer and global supplier of parts to customers in the Digital Broadcasting Satellite industry, including DIRECTV®, DISH NETWORK®, SKY®, STAR CHOICE®, and other global satellite providers. M-Wave entered into this business in early 2005 when it acquired Jayco Ventures Inc. M-Wave’s common stock trades on the NASDAQ SmallCap market under the symbol MWAV. M-Wave‘s website is located at www.mwav.com. M-Wave DBS, Inc.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by M-Wave’s periodic filings with the SEC. Actual results may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of M-Wave’s projected operating results, the achievement of efficient volume production and related sales revenue, the ability to integrate acquired companies into M-Wave’s existing business, and the ability of M-Wave to identify and successfully pursue other business opportunities. Additional information with respect to the risks and uncertainties faced by M-Wave may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the company’s filings with the Securities and Exchange Commission including M-Wave’s Report on Form 10-KSB for the year ended December 31, 2004, its Forms 10-QSB, and other SEC filings.